                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                        TRADEMARK LICENSE AGREEMENT (UK)


         This Agreement is made and entered into as of January 1, 2000, by and between HALLMARK CARDS, INCORPORATED ("Hallmark") and HALLMARK ENTERTAINMENT NETWORKS (UK) LIMITED ("HEN (UK)").

         WHEREAS, HEN (UK) has entered into that certain Digital DTH Distribution with British Sky Broadcasting Limited ("Distribution Agreement"); and

         WHEREAS, Hallmark is the owner of or has filed trademark applications for the trademark "Hallmark Entertainment" in the Territory (as defined herein); and

         WHEREAS, HEN (UK) desires to use the trademark "Hallmark Entertainment" (the "Licensed Mark") in the Territory on the terms and subject to the conditions specified herein; and

         WHEREAS, Hallmark desires to permit HEN (UK) to use the Licensed Mark in the Territory subject to the terms and conditions herein provided, and not otherwise.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Grant. To the extent of its present and future ownership interest therein, and subject to the terms and conditions of this Agreement, Hallmark hereby grants to HEN (UK) the rights below listed for the term of this Agreement, but only for so long as Hallmark and/or its wholly owned subsidiaries collectively beneficially own at least 51% of the voting interest and 35% of the equity interest of Crown Media, Inc. and designate a majority of the Board of Directors of Crown Media, Inc. and no event of Default has occurred hereunder:

              a. The non-exclusive, royalty-free license in the United Kingdom of Great Britain and Northern Ireland, the Republic of Ireland, the Isle of Man and the Channel Isles (the "Territory") to use the Licensed Mark in connection with HEN (UK)'s promotion, marketing, advertising, distribution and sale of the Select Pictures (and not in connection with Other HEDL Programs); and

              b. The non-exclusive, royalty-free license to use the Licensed Mark in connection with the promotion, marketing, advertising, distribution and sale of HEN (UK)'s Service (as defined herein), in the Territory, but only for so long as the Select Pictures and Other HEDL Programs (as defined in

              Section 3) constitute at least 50% of the hours of programming per month of the Service (as defined in Section 3) in such country where the Service is distributed; provided, however that for the first six months after a launch in any given country, the Select Pictures and Other HEDL Programs need only constitute at least 20%.

         2. Limitations. In no event shall HEN (UK) be permitted to use the name "Hallmark" alone or combined with any other name besides the Licensed Mark, or to abbreviate, shorten or otherwise alter the Licensed Mark nor shall it be permitted to emphasize "Hallmark" in different size, format, or boldness than the balance of the Licensed Mark. HEN (UK) agrees to change its corporate name by March 1, 2000 and agrees that thereafter it will not use the Licensed Mark in its corporate name. HEN (UK) further agrees that it shall not enter into any agreements with third parties committing HEN (UK) to use the Licensed Mark beyond the term of this Agreement.

         3. Select Pictures, Other HEDL Programs and the Service. "Select Pictures" shall mean television or theatrical motion pictures produced by or at the direction of Hallmark Entertainment Productions, LLC or its subsidiaries. "Other HEDL Programs" shall mean all television or theatrical motion pictures other than Select Pictures acquired by Crown Media, Inc. pursuant to that certain Program License Agreement dated as of July 1, 1999, as amended from time to time thereafter by and between Crown Media, Inc. and Hallmark Entertainment Distribution, LLC (the "Program Agreement"). The "Service" shall mean the distribution of a channel (or network presenting a channel) of the Select Pictures and Other HEDL Programs and other high-quality, family oriented television programming of a character, nature and quality consistent with the image of Hallmark ("Third Party Programs").

         4. Standards.

              a. HEN (UK) acknowledges its familiarity with the high standards of quality and guidelines maintained by Hallmark for the use of the Licensed Mark and the name "Hallmark," and HEN (UK) agrees to faithfully maintain these same standards in connection with its programming of the Service, including but not limited to complying with the broadcast standards set forth on Schedule A, as amended by Hallmark from time to time. Furthermore, HEN (UK) agrees to comply with any guidelines or rules for use of the Licensed Mark as Hallmark may in its sole discretion, from time to time, promulgate in order to protect the quality image and reputation which the Licensed Mark and the name "Hallmark" presently enjoy and such guidelines or rules shall be incorporated herein as a part of this Agreement.

              b. HEN (UK) acknowledges that Hallmark Cards was founded in 1910, is a privately owned company which enjoys a stellar reputation for excellence, quality, adherence to high ethical and moral values, and whose brand "Hallmark" consistently rates in the top ten brands in the U.S. for consumer recognition, consumer trust and quality. Further, "Hallmark Hall of Fame" productions have won 78 Emmys over the past 40 years. HEN (UK) further acknowledges that Hallmark would not grant this trademark license if it did not control Crown Media, Inc., HEN (UK) and Hallmark's wholly owned subsidiaries, Hallmark Entertainment, Inc., Hallmark Entertainment Productions, LLC and Hallmark Entertainment Distribution, LLC, which produce and distribute the Select Pictures and Other HEDL Programs for which use of this license is granted.

              c. HEN (UK) agrees to designate an individual at HEN (UK)'s expense who will be responsible for monitoring the use of the Licensed Mark and ensuring that the Licensed Mark are utilized in accordance with this Agreement and that all required requests for approval are properly submitted to Hallmark.

         5. Approval. HEN (UK) agrees to comply with the brand identity standards of the branding committee established by Hallmark ("Branding Committee") which standards shall include, but not be limited to, logo, program headers, visual/verbal standards, uses and positioning of logo, application of logo to any marketing materials, uses by any MSOs, uses in other media such as print advertising. Further, HEN (UK) agrees that Select Pictures, Other HEDL Programs and Third Party Programs shall also comply with the broadcast standards on Schedule A as amended by Hallmark from time to time. HEN (UK) shall, at the request of Hallmark, submit to Hallmark pictures, programs, film credits, press releases, advertising and promotional materials, and other materials utilizing the Licensed Mark or broadcast on the Service for Hallmark's approval, which may be withheld for any reason. Submissions shall be directed to the attention of Jan Murley, or such other person designated by Hallmark from time to time.

         6. Trademark Protection.

              a. Hallmark will use its reasonable efforts to maintain existing registrations for the Licensed Mark for use by HEN (UK) pursuant to the terms and conditions herein contained.

              b. HEN (UK) agrees to cooperate with Hallmark in obtaining and preserving for Hallmark trademark protection for the Licensed Mark and the name "Hallmark," to execute all documents which in Hallmark's judgment are necessary therefor, and to give Hallmark advance notice of all contemplated uses of the Licensed Mark. HEN
              (UK) agrees to recognize Hallmark's trademark rights in the Licensed Mark and to do nothing in derogation or dilution thereof, either during the term of this Agreement or at any time thereafter. HEN (UK), for itself, its successors and assigns, does hereby absolutely grant, convey, and assign to Hallmark any and all legal and equitable right, title and interest, both tangible and intangible, which it has or may hereafter acquire in the Licensed Mark, including, but not limited to, any goodwill hereinafter generated or created by it or anyone acting or claiming under it.

              c. HEN (UK), upon prior written approval from Hallmark, shall have the right to enforce, at HEN (UK)'s sole expense, its rights in the Licensed Mark granted hereunder against third parties that are or may be infringing the Licensed Mark so as to affect HEN (UK)'s rights granted hereunder.

              d. Except as expressly set forth herein, Hallmark shall have the right to take any action without regard to the effect of such action on the rights granted in Section 1 hereof.

         7. Term. The term of this Agreement shall be five years from the Launch Date as that term is defined in the Distribution Agreement, provided that neither the Distribution Agreement nor this Agreement is terminated sooner in accordance with the terms and conditions set forth therein or herein. No course of dealing, lack of notice of intent not to renew, implied consent or other doctrine of law or equity shall be deemed to give HEN (UK) the right to continued use of the Licensed Mark beyond the stated term of this Agreement, or to create any duty (fiduciary or otherwise) on Hallmark to permit any such use beyond the term of this Agreement.

         8. Default. It shall be a Default hereunder in the case of the happening and during the continuance of any of the following:

              a. HEN (UK) distributes any program or picture in connection with the Service which in Hallmark's sole discretion fails to comply with the standards set forth in Section 4 hereof and HEN (UK) fails to remove and stop the distribution, exhibition and broadcast of such non-complying program or picture within 10 days of written notice from Hallmark;

              b. A Default occurs pursuant to Section 8(a) hereof three or more times in any given 12 month period, regardless of whether HEN (UK) has removed or stopped within 10 days of written notice from Hallmark.

              c. HEN (UK) uses the Licensed Mark other than in accordance with the terms of the grant herein or HEN (UK) fails to comply with any term or obligation of this Agreement (other than 8(a) above) and, if curable, fails to cure such unapproved use or breach within 10 days of the date of written notice from Hallmark specifying such breach.

              d. An event occurs (other than that described in 8(a) above) which with the passage of time or the giving of notice, or both, would constitute an event of default under the Program Agreement and, if curable, Crown Media, Inc. fails to cure such event within 10 days of written notice from Hallmark.

              e. HEN (UK) fails to make any payment when due under any loan agreement with any financial institution and fails to make such payment within 5 days thereafter.

              f. Auditors determine that HEN (UK) is no longer an ongoing concern.

              g. HEN (UK) is in default pursuant to the terms of the Distribution Agreement.

              h. Crown Media, Inc. is in default pursuant to the terms of its Trademark License Agreement with Hallmark dated as of August 1,1999.

         9. Termination.

              a. This Agreement shall terminate immediately and automatically without notice in the event that

                  i. HEN (UK) attempts to assign, sublicense, pledge, transfer or otherwise convey by operation of law or otherwise, all or any interest in, directly or indirectly ("Transfer") its rights hereunder;

                 ii. HEN (UK) ceases to trade; has a winding up petition or petition for the appointment of an administrator presented against it which is not dismissed or withdrawn within 21 days; goes into voluntary liquidation (other than for the bona fide purposes of amalgamation or reconstruction); makes or offers to make any composition with its creditors; has an administrator, receiver or administrative receiver or similar officer appointed to take over all or a substantial part of its assets and undertaking, and such an appointment is not discharged within 21 days (save where such appointment is pursuant to frivolous third party claims); or stops payment of its debts as and when they fall due or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986. In any of the foregoing events, HEN (UK), its receivers, administrators, representatives, trustees or other agents shall have no right to exploit or in any way utilize the Licensed Mark.

                 iii. The Distribution Agreement is terminated for any reason.

              b. This Agreement shall terminate immediately with respect to any specific country in the event that the Select Pictures and Other HEDL Programs, collectively comprise less than 50% of the programming of the Service, determined in each country based on actual hours broadcast in such country.

              c. This Agreement shall terminate immediately upon the occurrence of an event of Default pursuant to Section 8 hereof.

              d. Upon the termination or expiration of this Agreement, or the Program Agreement, HEN (UK) agrees to immediately and permanently discontinue the use of the Licensed Mark, including any adaptations thereof except that in the case of Section 9(b) above, such use shall cease only in such country.

              e. HEN (UK) hereby acknowledges that its misuse of the Licensed Mark or failure to cease the use of the Licensed Mark upon the termination or expiration of such rights or this Agreement will result in damage to Hallmark for which there is no adequate remedy at law. Accordingly, in the event of such misuse or failure, Hallmark shall be entitled to equitable relief by way of temporary and permanent injunctions and such other relief as any court of competent jurisdiction may deem just and proper.

         10. Additional Agreement. HEN (UK) hereby agrees that Hallmark and its affiliates shall not have any liability or obligation to HEN (UK) on account of the exercise of any of Hallmark's rights or remedies hereunder. HEN (UK) hereby waives and releases any right to commence or pursue any legal action (whether suit, counterclaim, cross claim or other action) against Hallmark or any of its affiliates challenging the termination by Hallmark of the trademark license granted herein based on a theory of breach of fiduciary obligation or conflicts of interest of Hallmark or any of its affiliates or similar theories or premised on the exercise of control or influence over management by Hallmark or its affiliates.

         11. Third Party Infringement. HEN (UK) shall promptly notify Hallmark of any apparent infringement of any rights granted by Hallmark to HEN (UK) hereunder. Hallmark shall have the exclusive right to institute legal action (at its own expense) against the infringer or to otherwise terminate such infringement. HEN (UK) shall have no right to make any demands or claims, bring suit, effect any settlements or take any other action with respect to such an infringement without the prior written consent of Hallmark. HEN (UK) agrees to cooperate at its cost with Hallmark with respect to any suits or other action taken under this paragraph and that all recoveries for such infringements shall belong to Hallmark. Hallmark may name HEN (UK) as a party to any suit against third party infringers if Hallmark, in its sole opinion, determines that it is desirable to any infringement suit.

         12. Nonassignability. HEN (UK) agrees that without the prior written consent of Hallmark it may not Transfer the rights granted hereunder or permit any third party to utilize the Licensed Mark (e.g. as a channel name) other than third party use incidental to HEN (UK)'s use described in Section 1(b) hereof and any such Transfer shall be null and void ab initio upon such proposed Transfer.

         13. Applicable Law. The validity, construction and performance of this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Missouri, except for clause 9(a)(ii), which shall be governed by, and interpreted in accordance with, the laws of England and Wales. In any dispute relating to this Agreement, the parties hereto submit themselves to the exclusive jurisdiction of the tribunals of the State of Missouri and the United States Courts within the State of Missouri, expressly waiving any venue to which they may be entitled by their present or future domiciles and any objection based on forum non conveniens.

         14. No Agency. Nothing in this Agreement shall be construed to make either party hereto the agent or representative of the other party and neither party shall so hold itself out nor shall either party be liable or be bound by any act or omission of the other party.

         15. Waiver. Failure of either party at any time to require the performance of any provision under this Agreement shall not affect the right of such party to require full performance thereafter and a waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of any further or similar breach or as nullifying the effectiveness of such provision.

         16. Amendments. This Agreement expresses the entire understanding of the parties hereto and replaces any prior oral or written agreements concerning the subject matter hereof and Licensee acknowledges that it has not executed this Agreement in reliance upon any promise, agreement, representation or warranty not expressly set forth in this Agreement. No amendment modification, or supplementation hereof shall be effective or binding on either party hereto unless reduced to writing and executed by the duly authorized representatives of both parties hereto.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                              HALLMARK CARDS, INCORPORATED

                              By      /s/ JUDITH WHITTAKER
                                -----------------------------------------------

                              Title   Vice President - General Counsel
                                    -------------------------------------------



                              HALLMARK ENTERTAINMENT NETWORKS (UK) LIMITED

                              By      /s/ DAVID EVANS
                                -----------------------------------------------

                              Title   President & CEO
                                    -------------------------------------------